UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 OR 15(d) of The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported) December 22, 2009

WESTERN STANDARD ENERGY CORP.
(Exact name of registrant as specified in its charter)

Nevada	000-51736	20-5854735
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

3702 S. Virginia Street, Suite G12-401, Reno, Nevada, 89502
(Address of principal executive offices and Zip Code)

Registrant's telephone number, including area code (775) 338-2598

2 Sheraton Street, London, W1F 8BH United Kingdom
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

[ ] Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[ ] Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a -12)

[ ] Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d -2(b))

[ ] Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e -4(c))

Item 1.01	Entry into a Material Definitive Agreement

On December 22, 2009, we entered into a loan agreement with BRL Consulting Inc., a British Columbia corporation and Gladys Jenks, a Canadian citizen, whereby BRL and Ms. Jenks agreed to loan our company the aggregate principal amount of US$60,000 bearing interest 11% per annum calculated and compounded monthly, payable on demand.

A copy of the loan agreement is attached as exhibit 10.1 to this current report on Form 8 K.

As security for the loan, we entered into a security agreement dated December 22, 2009, with BRL and Ms. Jenks whereby we will assign to BRL and Ms. Jenks all of our right, title and interest to our assets.

A copy of the security agreement is attached as exhibit 10.2 to this current report on Form 8 K.

Item 2.03	Creation of a Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement of a Registrant

The information required by this Item 2.03 is included under Item 1.01 of this current report on Form 8-K.

Item 9.01	Financial Statements and Exhibits
(d)	Exhibits
10.1	Loan Agreement with BRL Consulting Inc. and Gladys Jenks dated December 22, 2009
10.2	Security Agreement with BRL Consulting Inc. and Gladys Jenks dated December 22, 2009

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

WESTERN STANDARD ENERGY CORP.

By:

/s/ Peter Jenks
Peter Jenks
President, CEO and Director

December 29, 2009